EXHIBIT 10.1

November 13, 2014

Mr. Robert Miller

Director and CEO

Abakan Inc.

2665 S. Bayshore Drive,

Suite 450, Miami,

Florida 33133

U.S.A.

Dear Mr. Miller:

UP  Scientech  Materials  Corp.  ("UP  Scientech")  is  pleased  to  present  Abakan  Inc.  ("Abakan")  this  letter agreement regarding its proposed capital injection and business cooperation with respect  to Abakan's  and

its subsidiary MesoCoat,  Inc.'s  ("MesoCoat's")  PCompP™  and CermaClad™  technologies.   For  purposes

of this letter, Abakan and MesoCoat shall be hereinafter jointly referred to as the "Company."

For purposes of this letter:

a)    "PCompP™"  shall  mean  coatings  employing  nano-structured  ceramic-metal  composites  formed  with a nano-composite core and binder coating.

b)   "CermaClad™"  shall  mean  the  use  of  a  high  intensity  light  source  captured  in  a  reflector  to  rapidly fuse CRA, metal and ceramic coatings on steel pipe, plate, bar and other surfaces.

c)    "CermaClad™ for Plate" shall mean CermaClad™ for coating steel plates.

d)   "CermaClad™  for Other  Applications" shall  mean CermaClad™  for  coating surfaces  other than steel plates such as steel pipes and bars.

e)    "CermaClad™ for Pipes" shall mean CermaClad™ for coating steel pipes.

f)    References  to  PCompP™  and  CermaClad™  shall  include  future Company products  and  technologies which fall within these definitions but shall not include other products or technologies.

We  believe  that  this  strategic  alliance  of  UP  Scientech  and  the  Company  constitutes  a  compelling opportunity to  commercialize  and  expand  the  markets  for  the  unique  and  valuable  technology developed by the Company.

UP  Scientech  welcomes  the  prospect  of  working  with  the  Company  in  order  to  consummate  a  mutually

beneficial  transaction.    This  letter  sets  forth  the  basis  upon  which  UP  Scientech  proposes,  subject  to execution  of  definitive  agreements,  receipt  of  internal/regulatory  approvals  and  satisfaction  of  certain other conditions as described herein or in the definitive agreements, to proceed with such a transaction.

1.

UP Scientech Purchase of Abakan Shares

UP  Scientech  and  Abakan  intend  to  enter  into  a  share  subscription  agreement  (the  "SSA"),  pursuant  to which  UP  Scientech  shall  purchase  7,500,000  voting  common  restricted  shares  of  Abakan  (constituting

9.52%  of  the  total  issued  and  outstanding  voting  shares  of  Abakan  on  a  fully  diluted  basis,  post  the issuance  of  the  7,500,000  shares  to  UP  Scientech  or  8.95%  of  the  fully  diluted  total  shares  post  the issuance  of  the  7,500,000  shares)  at  a  price  of  US$0.40  per  share  for  an  aggregate  purchase  price  of

US$3,000,000.

The Company proposes to use the proceeds from this share subscription agreement as outlined below.

Description of Use of Proceeds

Amount Raised

$3,000,000

MesoCoat G&A, Taxes & Utilities

450,000

MesoCoat PComP Capex & Consumables

925,000

MesoCoat Cermaclad Budget

220,000

MesoCoat AP (including amounts owed to Powdermet)

810,000

Alberta

35,000

Abakan G&A, AP

560,000

TOTAL

$3,000,000

2.

Director Appointment

(a)

On the closing of the SSA, Abakan's 1) Board of Directors shall appoint one individual, tabled by

UP  Scientech,  to  serve  as  a  member  of  Abakan's  Board  of  Directors  for  a  term  that  shall  end  the earlier  of  3  years  from  the  date  of  appointment  or  the  date  on  which  UP  Scientech's  fully diluted ownership  of  Abakan  falls  below  6.0%;  2)  over  the  duration  of  the  term  in  which  the  director tabled  by  UP  Scientech  serves  on  Abakan's  Board  of  Directors,  Robert  Miller,  Maria  Maz,  The

Thomas  and  Mario  Miller  Family  Trust  and  the  Tarija  Foundation  (the  "Shareholders")  shall agree to vote  in favour  of the  director tabled by UP Scientech  at any annual  or special  meeting of

Abakan's   shareholders   called   for   the   election   of   directors;   and   3)   Abakan   shall   cause   the

Shareholders  to  issue  a  letter  prior  to  or  simultaneously  upon  execution  of  the  SSA,  undertaking that  they  shall  vote  in  favour  of  the  director  tabled  by  UP  Scientech  at  any  annual  or  special meeting  of  Abakan's  shareholders  called  for  the  election  of  directors  during  the  term  mentioned above.  Such  appointed  director  shall  have  all  rights  that  a  non-executive  director  normally  has,

including  but   not   limited  to  discussion   and   approval   at   Board   of  Directors  and  committee

meetings  of  the  budgets  that  are  present  by  management,  and  the  right  to  receive  biweekly  cash flow statements.

(b)

Subsequent  to  the  closing  of  the  SSA,  if  the  term  of  service  of  the  individual,  tabled  by  UP

Scientech,  as  a  director  expires,  or  such  individual  is  not  elected  as  a  director  at  an  annual  or special  meeting  of  Abakan's  shareholders,  then  Abakan's  Board  of  Directors  shall  permit  UP

Scientech to  designate an observer  to attend regularly scheduled or  special  meetings  of  the Board of  Directors  and  committee  meetings,  having  access  to  any  documents  available  to  a  non-

executive  director,  including  but  not  limited  to,  the  budgets  that  are  presented  by  management and  biweekly cash  flow  statements,  so  long  as  UP  Scientech  holds  no  less  than  6%  of  the  voting shares of Abakan.

3.

Information to be Provided to UP Scientech

(a)

The   Company  shall   further   provide   to  UP   Scientech   necessary  information  and   reasonable

resources  and  assign  necessary  people  to  assist  UP  Scientech  to  understand  and  evaluate  the strength  and  edge  of  the  PComPTM  products,  including  but  not  limited  to  providing  product

manuals,   brochures   and   information,   delivering   sufficient   product   samples   for   testing,   and

furnishing training of UP Scientech's sales and technical representatives.

(b)

The  Company  has  furnished  UP  Scientech  with  its  plan  to  expand  the  production  capacity  of

PComPTM  products  to  18  tons  (1.5  tons  per  month),  and  shall  provide  monthly  updates  of  the execution status to UP Scientech for its information.

4.

Agreement to Enter into Additional Transactions

UP Scientech and the Company intend to enter into the following additional transactions described in this

Section  4.  The  parties  anticipate  that  to  facilitate  the  proposed  transactions,  both  parties  need  to  further

negotiate,   finalize,   execute   and   deliver   the   following   definitive   agreements   (containing   customary

representations, warranties, covenants, indemnities and conditions to closing, as appropriate):

(a)

PCompP™  Exclusive  Sales  Agency  Agreement.    An  exclusive  agency  agreement  (the  "Sales

Agency")  for  the  PComPTM  products  between  UP  Scientech  and  the  Company  for  the  sale  of

PComPTM products in Japan, Korea, China and Taiwan ("Jurisdictions").

(i)

UP   Scientech   shall   earn   a   sales   agency  commission   equal   to   10%   of   the   revenue

generated  from the  sale  of PComPTM  products  in  the  Jurisdictions  during  the  first  year  of the  term  of  the  Sales  Agency  and  a  percentage  to  be  negotiated  for  the  period  following the first year of the Sales Agency.

(ii)

The  Sales  Agency  shall  have  a  three-year  term,  starting  from  the  date  on  which  the

Company can deliver to UP Scientech PComP™ W104, W333 and W611, PComP™ T45

and T48, PComP™ M144 and MB05™.

(iii)

Upon   expiration   of   the   initial   three   years,   the   Sales   Agency   Agreement   shall   be

automatically renewable  for  an  additional one  year  renewal  term  upon  the  election  of UP

Scientech,  subject  to  satisfaction  of  the  Minimum  Sales  Volumes  for  the  initial  three

years as shown on Exhibit A.   The terms and conditions for  renewal  after  such additional one year renewal term shall be determined by the parties hereto.

(b)

Exclusive PComp™ License.  After UP Scientech exercises its right to establish a PComP™ Joint

Venture  and  upon  such  PComP™  JV  Company  being  duly  incorporated  under  Section  5,  the

Company  shall  grant  to  the  PComP™  JV  Company  an  indefinite  exclusive  non-royalty  bearing technology license  agreement  to  use  PCompP™  technology  to  engineer,  build,  own,  operate  and

maintain   a   plant   to   manufacture   PComPTM   powder   products   in   Taiwan   for   sale   in   the

Jurisdictions.

(c)

Exclusive  CermaClad™  for  Plate  License.   (i)  Upon  the  CermaClad™  for  Plate  JV  Company  in

Taiwan  being  duly incorporated  under  Section  5  and/or  (ii)  after  UP  Scientech  exercises  its  right to  establish  a  CermaClad™  for  Plate  Joint  Venture  Outside  of  the  Jurisdictions  (defined  as  those territories  outside of the  Jurisdictions)  and upon the CermaClad™ for  Plate JV  Company Outside of  the  Jurisdictions  being  duly  incorporated  under  Section  5,  the  Company  shall  grant  to  such

CermaClad™  for  Plate  JV  an  indefinite  exclusive  non-royalty  bearing  license  agreement  to  use

CermaCladTM  technology  (i)  to  engineer,  build,  own,  operate  and  maintain  a  production  plant  to coat plate in Taiwan  for  sale  globally (or  globally but  excluding the  jurisdiction where  such  plant is  located  if  the  CermaClad™  for  Plate  Joint  Venture  Outside  of  the  Jurisdictions  is  established)

and/or  (ii)  to  engineer,  build,  own,  operate  and  maintain  a  production  plant  to  coat  plate  Outside of the Jurisdictions for sale in the jurisdiction where such plant is located unless otherwise agreed by the parties, as applicable.

(d)

Exclusive  CermaClad™  for  Pipe  License.   After  UP  Scientech  exercises  its  right  to  establish  a

CermaClad™  for  Pipe  Joint  Venture,  and  upon  such  CermaClad™  for  Pipe  JV  Company  being duly  incorporated  under  Section  5,  the  Company  shall  grant  to  the  CermaClad™  for  Pipe  JV  an indefinite  exclusive  non-royalty  bearing  license  agreement  to  use  CermaCladTM  technology  to engineer,  build,  own,  operate  and  maintain  a  production  plant  to  coat  pipe  in  Taiwan  for  sale  in the Jurisdictions.

5.

Agreement to Establish Joint Ventures

UP  Scientech  and  the  Company  shall  establish  a  CermaClad™  for  Plate  Joint  Venture  in  Taiwan.   UP

Scientech  shall  have  the  right  to  require  the  Company  to  establish  another  up  to  two  joint  venture companies  in  Taiwan  and  one  joint  venture  company  Outside  of  the  Jurisdictions  (together  with  the

CermaClad™   for   Plate   Joint   Venture   in   Taiwan,   "JV   Companies")   to   build   and   operate   plants   to

manufacture  PComPTM  and  CermaCladTM  products.   The  primary  terms  of  the  joint  ventures  shall  be  as follows:

PComPTM JV Plant

(a)

UP  Scientech  shall  have  two  years  to  exercise  its  right  to  require  the  Company  to  establish  a

PComP™  Joint  Venture  from  the  date  the  Company  completes  the  expansion  of  its  production capacity  of  PComP™  to  18  tons  per  year  (1.5  tons  per  month)  and  notifies  UP  Scientech  in writing (the "Initial Date") of the increased production capacity.

(b)

UP  Scientech  shall  subscribe  to  80%  of  the  shares  of  the  PComP™  JV  Company  in  cash,  which subscription  shall  pay for  100%  of  the  startup  costs  associated  the  PComP™  JV  Company  plant,

and  the  Company  shall  license  the  know-how  and  technology  to  the  PComP™  JV  Company  in exchange for 20% of the shares of the PComPTM JV Company.

(c)

The plant can only be built in Taiwan.

(d)

UP  Scientech  shall  contribute  operating  expertise,  sales  channels  for  the  product  and  assist  the

PComP™ JV Company to protect PComPTM related technology.

(e)

The   PComPTM   JV   Company   shall   be   licensed   to   sell   PComPTM  products   only   within   the

Jurisdictions, unless otherwise agreed by the Company.

(f)

UP Scientech and the Company shall in good faith negotiate, agree on and execute a joint venture agreement  and  the  license  agreement  within  three  months  of  UP  Scientech's  exercise  of  its  right to form a PComP™ Joint Venture.

CermaCladTM Plate JV Plant - Taiwan

(a)

Within  two  (2)  months  after  this  letter  is  executed  by  Abakan,  UP  Scientech  and  the  Company shall  in  good  faith  and  with  best  efforts  (i)  complete  the  financial  projection  and  the  timeline  to establish  the  CermaClad™  for  Plate  Joint  Venture  -  Taiwan  and  the  timeline  to  engineer,  build,

own,  operate  and  maintain  the  CermaClad™  Plate  JV  Company  Plant  –  Taiwan,  (ii)  negotiate,

agree  on  and  execute  a  joint  venture  agreement  and  the  license  agreement,  and  (iii)  proceed  with establishment of the CermaClad™ for Plate Joint Venture - Taiwan.

(b)

UP  Scientech  shall  subscribe  to  51%  of  the  shares  of  the  CermaClad™  for  Plate  JV  Company  -

Taiwan  in  cash,  which  subscription  shall  pay  for  51%  of  the  startup  costs  associated  with  the

CermaClad™  Plate  JV  Company Plant  –  Taiwan,  and  the  Company shall  license  without  royalty the know-how and technology to the CermaClad™ for Plate JV Company – Taiwan and shall pay for  49%  of  the  startup  costs  associated  with  the  CermaClad™  Plate  JV  Company Plant  –  Taiwan in exchange for 49% of the shares of the CermaClad™ Plate JV Company - Taiwan.

(c)

The plant can only be built in Taiwan.

(d)

UP  Scientech  shall  contribute  operating  expertise,  sales  channels  for  the  product  and  assist  the

CermaClad™ for Plate JV Company - Taiwan to protect CermaCladTM  Plate related technology.

(e)

The  CermaClad™  Plate  JV  Company  -  Taiwan  shall  be  licensed  to  sell  CermaCladTM  Plate products  globally,  until  such  time,  if  ever,  that  UP  Scientech  exercises  its  right  to  require  the

Company to establish the CermaClad™ for Plate Joint Venture – Outside of the Jurisdictions, and

upon  then  the  CermaClad™  Plate  JV  Company  –  Taiwan's  license  to  sell  CermaCladTM  Plate products  would  be  excluding  the  jurisdiction  where  such  CermaClad™  Plate  JV  Company  –

Outside  of  the  Jurisdictions  is  located,  unless  otherwise  agreed  upon  by  UP  Scientech  and  the

Company.

CermaCladTM Plate JV Plant – Outside of the Jurisdictions

(a)

UP  Scientech  may  exercise  its  right  to  require  the  Company  to  establish  the  CermaClad™  for

Plate Joint Venture –  Outside of the Jurisdictions until the later of two  years from the Initial  Date or from the date that the Company opens its first CermaClad™ Plate plant.

(b)

UP  Scientech  shall  subscribe  to  49%  of  the  shares  of  the  CermaClad™  for  Plate  JV  Company–

Outside  of  the  Jurisdictions  in  cash,  which  subscription  shall  pay  for  49%  of  the  startup  costs associated  with  the  CermaClad™  for  Plate  JV  Plant–  Outside  of  the  Jurisdictions,  and  the

Company  shall  license  without  royalty  the  know-how  and  technology  to  the  CermaClad™  for

Plate  JV  Company –  Outside  of  the  Jurisdictions  and  pay for  51%  of  the  startup  costs  associated with the CermaClad™ for Plate JV Plant– Outside of the Jurisdictions in exchange for 51% of the shares of the CermaClad™ Plate JV Company – Outside of the Jurisdictions.

(c)

UP  Scientech  shall  contribute  operating  expertise,  sales  channels  for  the  product  and  assist  the

CermaClad™ for Plate JV Company – Outside of the Jurisdictions to protect CermaCladTM  Plate related technology.

(d)

The  CermaClad™  Plate  JV  Company  –  Outside  of  the  Jurisdictions  shall  be  licensed  to  sell

CermaCladTM  Plate  products  in  the  jurisdiction  where  such  CermaClad™  Plate  JV  Company  –

Outside   of   the   Jurisdictions   is   located,   unless   otherwise   agreed   by   UP   Scientech   and   the

Company.

(e)

UP Scientech and the Company shall in good faith negotiate, agree on and execute a joint venture agreement  and  the  license  agreement  within  three  months  of  UP  Scientech's  exercise  of  its  right to form a CermaClad™ for Plate Joint Venture – Outside of the Jurisdictions.

CermaCladTM Pipe JV Plant

(a)

UP  Scientech  may  exercise  its  right  to  require  the  Company  to  establish  the  CermaClad™  for

Pipe  Joint  Venture  until  the  later  of  two  years  from  the  Initial  Date  or  from  the  date  that  the

Company opens its first commercial four-line CermaClad™ pipe plant.

(b)

UP  Scientech  shall  subscribe  to  40%  shares  of  the  CermaClad™  for  Pipe  JV  Company  in  cash,

which  subscription  shall  pay  for  50%  of  the  start  up  costs  associated  with  the  CermaClad™  for

Pipe  JV  Plant,  and  the  Company  shall  subscribe  to  50%  of  the  shares  of  the  CermaClad™  for

Pipe  JV  Company  in  cash,  which  subscription  shall  pay  for  50%  of  the  start  up  costs  associated

with   the   CermaClad™   Pipe   JV   Plant   and   license   the   know-how   and   technology   to   the

CermaClad™  for  Pipe  JV  Company in  exchange  for  another  10%  shares  of  the CermaClad™  for

Pipe JV Company.

(c)

The plant can only be built in Taiwan.

(d)

UP  Scientech  shall  contribute  operating  expertise,  sales  channels  for  the  product  and  assist  the

CermaClad™ for Pipe JV Company to protect CermaCladTM Pipe related technology.

(e)

The CermaClad™ for Pipe JV Company shall be licensed to sell CermaCladTM Pipe products only in the Jurisdictions, unless otherwise agreed to by the Company.

(f)

UP Scientech and the Company shall in good faith negotiate, agree on and execute a joint venture agreement  and  the  license  agreement  within  three  months  of  UP  Scientech's  exercise  of  its  right to form the CermaClad™ Pipe Joint Venture.

6.

Ownership of Intellectual Property

Each party shall own its background intellectual property.

Any  new  improvements,  derivatives  or  new  methods  to  produce  or  deliver  PCompP™  or  CermaClad™

products  or  services  developed  by  any  of  the  respective  JV  Companies  (“New  IPs”)  shall  be  owned equally  by  UP  Scientech  and  the  Company  and  assigned  to  a  new  company,  to  be  formed  by  the  parties

hereto   with   equal   equity   ratio,   and   licensed   to   the   respective   JV   Companies   for   no   additional

consideration.   The  new IPs  shall  not  be  assigned,  entrusted,  licenced,  pledged,  or  abandoned  without  the consent of both parties.

Both  parties  hereto  shall  have  complete  access  to  all  JV  facilities,  equipment,  books  and  records  at  all times.

7.

Notices

Any and all  notices or  other  communications or deliveries required or permitted to be provided hereunder shall  be  in  writing and  shall  be  deemed  given  and  effective  on  the  earliest  of  (a)  the  date  of transmission,

if  such  notice  or  communication  is  delivered  via  facsimile  (provided  the  sender  receives  a  machine-

generated  confirmation  of  successful  transmission)  at  the  facsimile  number  specified  in this  Section  prior to 6:30 p.m. (Florida time) on a Business Day,  (b) the next Business Day after the date of transmission,  if such  notice  or  communication  is  delivered  via  facsimile  at  the  facsimile  number  specified  in  this  Section on  a  day  that  is  not  a  Business  Day  or  later  than  6:30  p.m.  (Florida  time)  on  any  Business  Day,  (c)  the

Business  Day  following  the  date  of  mailing,  if  sent  by  U.S.  nationally  recognized  overnight  courier

service,  or  (d)  upon  actual receipt  by the  party to  whom such  notice  is  required  to  be  given.   The  address

for such notices and communications shall be as follows:

If to Abakan:

Abakan, Inc.

2665 S. Bayshore Drive, Suite 450

Miami, Florida 33133

Attn: Robert Miller

Telephone: 1 786 206-5368

Fax: 1 305 487-7481

Email: robert.miller@abakaninc.com

If to UP Scientech:

UP Scientech Materials Inc.

No. 5-3, Jianguo Road

Guanyin Township

Taoyuan County, 32844

Taiwan R.O.C.

Attn: George Chang

Telephone: 886 3 4833690

Fax: 886 3 4834193

Email: George@upplate.com

8.

Arbitration

Any  controversies  incurred  or  related  to  this  letter  of  intent  shall  be  resolved  in  an  amicable  way,

provided that any controversies that cannot be resolved shall be submitted to the Hong Kong International

Arbitration Centre in Hong Kong for arbitration.

9.

Due Diligence

From time to  time  before and/or after closing  of  the  capital  injection  of US$3  million  under  the  SSA,  UP

Scientech  may  need  to  conduct  certain  due  diligence  or  require  certain  information,  which  may  include but not limited to the provision of information covering the technology owned, used, developed, and to be developed by the Company and/or their affiliates as well as the technology licensed by any third parties to the  Company and/or  their  affiliates  and  the  technology licensed  by the  Company and/or  their  affiliates  to

any  third  parties.   The  Company  agrees  to  fully  cooperate  and  provide  such  information  as  requested  by

UP Scientech subject to those obligations of confidentiality attendant to any such information.

10.

Required Approvals and Others

The  above  proposal  shall  be  subject  to  corporate  and  regulatory  approvals  required  by  UP  Scientech,

including  but  not  limited  to  the  Board  of  Directors' approval  and  the  approval  of  or  report  to  the  Central

Bank of Republic of China (Taiwan).

Abakan  will  hold  a  meeting of  the  Board  of  Directors prior  to  execution  of this  letter  to  duly approve  the terms  and  conditions  of  this  letter,  including  but  not  limited  to  provision  of  the  observer  position  to  UP

Scientech under Section 2(b) hereof.  Abakan shall cause MesoCoat to perform its obligations hereunder.

11.

Fees and Expenses

UP  Scientech  and  the  Company  shall  pay  their  respective  costs  and  expenses  related  to  the  proposed transactions,  including  the  costs  and  expenses  related  to  preparation  and  negotiation  of  the  definitive agreements.

12.

Legal and Confidentiality

Subject  to  provision  by  Abakan  of  a  copy  of  Abakan's  meeting  minutes  of  its  Board  of  Directors  duly approving  the  terms  and  conditions  of  this  letter,  including  but  not  limited  to  provision  of  the  observer position  to  UP  Scientech  under  Section  2(b)  hereof,  this  letter  shall  be  binding  on  the  parties  hereto,

subject  to  execution  of  definitive  agreements,  receipt  of  internal/regulatory  approvals  and  satisfaction  of certain  other  conditions  as  described  herein  or  in  the  definitive  agreements,  to  proceed  with  such  a transaction.

This  letter  is  governed  by and  construed  in  accordance  with  Taiwan  laws,  without  regard  to  principles  of conflicts of laws thereof.

UP  Scientech  requests  that  neither  the  Company,  its  directors,  officers  and  employees  nor  its  advisors

make   any  announcement   or   disclosure   to   third  parties   of   UP   Scientech's   interest   in   this   proposed

transaction  or  of  the  contents  of  this  letter  unless  otherwise  required  by  applicable  laws  and  regulations,

under which the content of the announcement or disclosure shall be agreed by UP Scientech in advance.

We look forward to working with you on this transaction.

Yours faithfully

for and on behalf of

UP SCIENTECH MATERIALS CORP.

/s/ George Chang

George Chang, Chairman

Agreed    and    accepted    this    13th     day    of

November, 2014  for and on behalf of:

ABAKAN INC.

/s/ Robert Miller

Robert Miller, Director and CEO